EXHIBIT 23.1





                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 2-73674), Form S-8 (File No. 2-55898), Form S-8 (File No. 2-93982), Form S-8
(File No. 2-98858), Form S-8 (File No. 33-00343), Form S-8 (File
No. 33-2056), Form S-8 (File No. 33-20734), Form S-8 (File No.
33-26174), Form S-8 (File No. 33-29640), Form S-8 (File No. 33-
25698), Form S-8 (File No. 33-29271), Form S-8 (File No. 33-
33122), Form S-8 (File No. 33-29405), Form S-8 (File No. 33-
38121), Form S-8 (File No. 33-38122), Form S-3 (File No. 33-
48669), and Form S-3 (File No. 33-64192) of our report dated February 8, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Kroger Co. as of January 1, 1994, and January 2, 1993, and for the years ended January 1, 1994, January 2, 1993, and December 28, 1991, which report is included in this Annual Report on Form 10-K.




(Coopers & Lybrand)
COOPERS & LYBRAND
Cincinnati, Ohio
March 7, 1994